Exhibit 99.4
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
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     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   ADT Limited

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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FOR IMMEDIATE RELEASE

MARCH 3, 1997                                        [ADT LOGO]


ADT Limited ("ADT")

ADT ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND FOR THE YEAR TO DECEMBER 31, 1996

------------------------------------------------------------------

Hamilton, Bermuda, March 3, 1997 -- ADT Limited (NYSE - ADT), through its subsidiaries, a leading provider of electronic security services and vehicle auction services, announced today that net income, before non-recurring items, for the three months and twelve months ended December 31, 1996 was $45.2m and $140.3m, respectively.

In the third quarter of 1996 ADT acquired Automated Security (Holdings) PLC ("ASH"). The acquisition of ASH has been accounted for using the pooling of interests method of accounting which assumes that ADT and ASH have been merged from their inception and requires all consolidated financial statements to be restated and presented accordingly. In the fourth quarter of 1996, ADT announced its intention to sell its United States vehicle auction division, its European vehicle auction division having been sold in 1995, and, accordingly, the vehicle auction services segment is now treated as a discontinued operation.

Results for the three months ended and twelve months ended December 31, 1996 are therefore as follows:


                                                  1996
                                                 Fourth        1996
                                                 Quarter       Year
                                                   $m           $m
                                                 -------       ----
                                                    $            $
Continuing operations:
Net sales                                          367.4      1,406.2
Net income before non-recurring items               44.3        120.9
Non-recurring items - net of tax:
SFAS 121 charge                                        -      (720.9)
Restructuring charges                            (195.0)      (195.0)
Sale of investments and other                       45.1         43.5
Settlement gain                                     69.7         69.7
Merger costs                                           -       (11.3)
Net loss after non-recurring items                (35.9)      (693.1)
Extraordinary items                                (2.6)        (8.4)

Net loss from continuing operations               (38.5)      (701.5)

Discontinued operations:
Net sales                                           75.0        297.8
Net income after non-recurring items:                0.9          6.4

Per share information (fully diluted):
                                                     $            $
Net income before non-recurring items:
Continuing operations                               0.28         0.81
Discontinued operations                             0.01         0.12
                                                   -----        -----
                                                    0.29         0.93
Non-recurring items                                (0.54)       (5.94)
Extraordinary items                                (0.02)       (0.06)
Net (loss) income per common share                 (0.27)       (5.07)

The fully diluted weighted average number of common shares outstanding during the fourth quarter of 1996 was 167.4m and for the twelve months to December 31, 1996 was 165.3m.

Non-recurring items, net of tax, in respect of 1996 include: i) a non-cash charge of $720.9m arising in the first quarter of 1996, relating to the write-down of specific assets to their estimated fair values in accordance with the requirements of SFAS 121; ii) a charge of $195.0m principally relating to costs associated with integrating the businesses of ASH in the United Kingdom and the United States into ADT, together with the costs of administrative, accounting, management information and technological infrastructure enhancements currently being implemented in the United States electronic security services division; iii) a gain of $53.4m, represented by cash, arising on the sale of the Company's entire interest in Limelight Group plc, which was recorded in the balance sheet at a nominal value; and iv) a gain of $69.7m represented by cash receivable as a result of the settlement of the Company's litigation against Binder Hamlyn.

Commenting, Mr. Michael A. Ashcroft, Chairman and Chief Executive Officer, said:

"1996 was a year both of successful growth and of transition for ADT. In addition to strong internal growth in security system sales, we expanded through the acquisition of ASH, by growing our dealer network and through employing new channels of distribution. We also extended our service offerings to include mobile security and launched an advertising campaign focussed on the ADT brand."

"I am pleased to report that ADT has taken another significant step in expanding its channels of distribution and has signed a marketing agreement with AT&T under which ADT and AT&T will promote each other's services. This promises to be a highly efficient and cost effective method of adding new customers."

"Our goal is to ensure the highest level of customer service and to maintain the momentum we have established in expanding our business in an increasingly security-conscious marketplace. To help us achieve our goal, we undertook, and successfully completed, a major internal restructuring in 1996."

"In 1997, we are taking a further initiative to secure our status as market leader by investing in a significant technological restructuring. This will enable us to make wholesale changes to the way in which we arrange our hardware and support services, eventually reducing the number of US customer monitoring centers to four, and positioning ADT to become a major gateway in premises control."

"ADT remains firmly focused on increasing shareholder value and has a sound strategy to secure long-term business growth in a changing environment. We remain comfortable with analyst's earnings estimates for the year 1997, which will see us continuing to invest in the business to ensure that ADT retains and builds on its leadership position."

Electronic Security Services


Net sales and operating income before non-recurring items from the Electronic Security Services division for the fourth quarter of 1996 amounted to $367.4m and $48.6m, respectively.

Net sales and operating income before non-recurring items from the Electronic Security Services division for the twelve months ended December 31, 1996 amounted to $1,406.2m and $207.7m, respectively.

ADT's annualized service revenues as of December 31, 1996 amounted to $920m, representing an annualized growth rate of approximately 10 per cent.

Residential

During the fourth quarter, ADT contracted to install and monitor 75,000 new residential security systems bringing the total for 1996 to more than 280,000, a 30 per cent increase over the 215,000 systems sold in 1995 ADT's residential customer base is now approximately 1,100,0000 of which approximately 85 per cent is located in the United States.

Competition in the residential marketplace continues to keep the per system cost to the consumer down, however, ADT's recurring revenue base is continuing to benefit from the increases in average monthly monitoring fees which were introduced for new customers in early 1996.

ADT's strategic relationships with RadioShack, USAA Insurance and HFS (ERA/Century 21) opened up new channels of distribution in 1996 and are all producing results. Sales through these channels are expected to benefit from the ADT branding campaign in 1997.

The ADT authorized dealer program continues to expand. ADT had 124 authorized dealers throughout the United States at the end of 1996, compared with 58 at the beginning of the year. During the fourth quarter of 1996 approximately 23 per cent of residential unit sales in the United States were attributable to the dealer program and the momentum built up in the dealer network in 1996 is expected to continue in 1997 when dealer sales should also benefit from ADT's investment in branding.

Vehicle Security and Tracking

CarCop, a major advance in personal protection and vehicle security, developed by Mobile Security Communications ("MSC") and monitored by ADT, is being test marketed in Atlanta and Miami. CarCop is being distributed primarily through mobile electronic speciality retail channels and MSC is currently exploring the distribution of CarCop through chain electronic and cellular retailers. Direct marketing of CarCop to ADT's commercial customers has begun and direct mail marketing of CarCop to residential customers will begin in selected markets during the second quarter of 1997.

National Accounts/Core Commercial

In the commercial market, sales in the small business segment were strong during the fourth quarter and outright sales to national account customers also improved. CCTV was the product segment growth leader in 1996, driven in part by the migration of CCTV sales to small and medium sized businesses. Sales to the public sector also remained strong during the quarter. New business included significant orders for CCTV systems from Emerson Electric and Amoco; a contract renewal with Darden Restaurants for ADT services to Red Lobster and Olive Garden restaurants; and an integrated alarm and CCTV system for a video arcade/restaurant concept being developed by Sega Gameworks, a new customer for ADT.

The market in Canada is showing some signs of improvement. ADT has signed contracts with several new customers, including Vancouver-based Lowen Group, an operator of funeral homes throughout North America. An ADT authorized dealer program, similar to that in the United States, is to be established in Canada and the Company expects to have approximately 30 authorized dealers there by the end of 1997.

In the United Kingdom, the CCTV and integrated systems markets continue to drive growth. ADT was also successful in increasing its market share in the slower-growing intruder alarm market. New business included additional orders from Railtrack, including a large contract for CCTV systems on train platforms and a significant order from SmithKline Beecham covering access control, fire detection, intruder alarms and CCTV at various sites in southern England. The integration of ASH's operations in the United Kingdom with ADT is progressing and the resulting improvements in service levels and operating efficiencies should be seen as 1997 progresses.

Vehicle Auction Services

Net sales and operating income from the United States Vehicle Auction division for the fourth quarter of 1996 amounted to $75.0m and $6.7m, respectively.

Net sales and operating income before non-recurring items from the United States Vehicle Auction division for the twelve months ended December 31, 1996 amounted to $297.8m and $40.1m, respectively.

1996 was a record year for ADT Automotive. The total number of vehicles sold at ADT Automotive auctions in the fourth quarter of 1996 increased by approximately 10 per cent over the fourth quarter of 1995, bringing the total number of vehicles sold in 1996 to 1,064,000 compared with 994,000 in 1995. The fleet/lease sector accounted for this growth with an increase of 35 per cent in vehicles sold, partly offset by lower program car volumes and lower sales of consignment vehicles.

Background

ADT, through its subsidiaries, is the largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over 1.8 million customers in North America and Europe.

Forward Looking Information

ADT may occasionally make statements regarding its business and the markets for its services, including projections of future performance, statements of management's plans and objectives, forecasts of market trends and other matters which, to the extent that they are not historical fact, may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Certain statements contained herein constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements contained herein regarding the consummation and benefits of future acquisitions as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of ADT, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among others overall economic and business conditions, the demand for ADT's services, competitive factors in the industry, regulatory approvals, and uncertainty about the consummation of future acquisitions.

CERTAIN ADDITIONAL INFORMATION. ADT Limited (the "Company") will be soliciting proxies against the proposal of Western Resources, Inc. (together with its subsidiaries, "Western") and revocations of proxies previously given to Western for such proposals. The following individuals may be deemed to be participants in the solicitation of proxies and revocations of proxies by the
Company: ADT Limited, Michael A. Ashcroft, John E. Danneberg, Alan B. Henderson, James S. Pasman, Jr., Stephen J. Ruzika, W. Peter Slusser, William W. Stinson, Raymond S. Troubh and Angela E. Entwistle. As of February 28, 1997 Mr. Ashcroft is the beneficial owner of 11, 075,718 of the Company's common shares, Mr.
Danneberg is the beneficial  owner of 102 of the Company's  common  shares,  Mr.
Hendersen is the beneficial  owner of 621 of the Company's  common  shares,  Mr.
Pasman is the beneficial owner of 2,000 of the Company's common shares, Mr. Ruzika is the beneficial owner of 1,157,405 of the Company's common shares, Mr. Slusser is the beneficial owner of 2,800 of the Company's common shares, Mr.
Stinson is the beneficial owner of 3,010 of the Company's common shares, Mr. Troubh is the beneficial owner of 2,500 the Company's's common shares and Ms. Entwistle is the beneficial owner of 29,500 of the Company's common shares. The Company has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as its financial advisor in connection with Western's proposals. Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Merrill Lynch does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A ("Schedule 14A") promulgated by the Commission under the Securities Exchange Act of 1934, as amended in the proxy solicitation, or that such Schedule 14A requires the disclosure of certain financial information concerning Merrill Lynch. In connection with Merrill Lynch's role as financial advisor to the Company, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company: Richard Johnson (Managing Director), Huston McCollough (Managing Director), Hugh O'Hare (Vice President), Robert Simensky (Vice President), Paul Bastone (Associate) and Eric Evans (Analyst). In the normal course of its business, Merrill Lynch regularly buys and sells securities issued by the company and its affiliates ("ADT Securities") for its own account and the accounts of its customers, which may result from time to time in Merrill Lynch and its associates having a net "long" or net "short" position in ADT Securities or option contracts or other derivatives in or relating to ADT Securities. As of February 28, 1997, Merrill Lynch held positions in ADT Securities as principal as follows: (i) net "short" 769,995 of the Company's common shares; (ii) net "long" 51,000 par amount of 9.25% Guaranteed Senior Subordinated Notes of ADT Operations, Inc. due August 1, 2003; and (iii) net "long" 31,509 Liquid Yield Option [Trademark]Notes of ADT Operations, Inc. due 2010, exchangeable for 889,499 of the Company's common shares. As of February 28, 1997, Merrill Lynch held positions in ADT Securities as agent as follows: (i) net "long" 2,195,181 of the Company's common shares;
(ii) net "long" $4,717,000 par amount of 8.25% Guaranteed Senior Notes of ADT Operations, Inc. due August 1, 2000; (iii) net "long" $2,830,000 par amount of 9.25% Guaranteed Senior Subordinated Notes of ADT Operations, Inc. due August 1, 2003; and (iv) net "long" 31,820 Liquid Yield Option[Trademark] Notes of ADT Operations, Inc. due 2010, exchangeable for 898,278 of the Company's common shares. None of the investment banking employees of Merrill Lynch who are referred to above or their associates owned of record or beneficially any ADT
Securities as of February 28, 1997. None of such Merrill Lynch investment banking employees or their associates purchased or sold for their own account any ADT Security within the past two years.


Note:
This and other press releases are available through Company News On-Call by fax; call 800-758-5804, extension 112511, or at http://www.prnewswire.com/

Contact:
ADT
561-988-3600

ADT LIMITED
Summarized Consolidated Statements of Income


                                      1996       1995
                                     Fourth     Fourth      1996       1995
                                     Quarter    Quarter     Year       Year
Period ended December 31               $m         $m         $m         $m
- ------------------------             -------    -------   -------    -------






Net sales                             367.4      354.6    1,406.2    1,350.9
Cost of sales                        (203.6)    (194.9)    (762.8)    (750.5)
Selling, general and
    administrative expenses          (116.9)    (112.4)    (465.1)    (435.6)
Restructuring charges and
    other non-recurring items        (237.3)     (34.2)    (237.3)     (34.2)
Charge for the impairment
    of long-lived assets                  -          -     (731.7)         -
Operating (loss) income              (190.4)      13.1     (790.7)    (130.6)
                                     ------     ------    -------    -------
Interest expense - net                 (9.4)     (15.0)     (58.9)     (65.7)
Gain on disposal of
    businesses                            -       34.6        1.7       29.2
Other income less expenses             127.4      (0.1)     128.8       (5.0)
                                     -------    -------   -------    -------
(Loss) income before
    income taxes                       (72.4)     32.6     (719.1)      89.1
Income taxes                            36.5       1.9       26.0      (20.2)
                                     -------    ------    -------    -------
(Loss) income from
    continuing operations              (35.9)     34.5     (693.1)      68.9
Income (loss) from
   discontinued operations               0.9     (64.4)       6.4      (37.9)
                                     -------    ------    -------    -------
(Loss) income before
    extraordinary items                (35.0)    (29.9)    (686.7)      31.0
Extraordinary items
    (net of income taxes)               (2.6)     (1.8)      (8.4)      (9.8)
                                     -------    ------    -------    -------

Net (loss) income                      (37.6)    (31.7)    (695.1)      21.2
Dividends on preference shares          (0.1)        -       (0.3)      (0.3)
                                     -------    ------    -------    -------
Net (loss) income available to
    common shareholders                (37.7)    (31.7)    (695.4)      20.9
                                     =======    ======    =======    =======
Primary and fully diluted
 (loss) earnings per common
 share:                                  $          $          $          $
(Loss) income from
    continuing operations               (0.26)     0.25      (5.06)      0.49
Income (loss) from
discontinued operations                  0.01     (0.47)      0.05      (0.27)
Extraordinary items                     (0.02)    (0.01)     (0.06)     (0.07)
                                     --------   -------   --------   --------
Net (loss) income per
    common share                        (0.27)    (0.23)     (5.07)      0.15
                                     ========   =======   ========   ========

ADT LIMITED

Summarized Consolidated Balance Sheets


                                                      1996         1995
      At December 31                                   $m           $m
      --------------                                -------      -------

Assets
Current Assets:
Cash and cash equivalents                             165.7        317.9
Accounts receivable - net                             132.5        134.0
Inventories                                            36.7         35.7
Prepaid expenses and other current assets             114.7         32.5
                                                    -------      -------
Total current assets                                  449.6        520.1

Property, plant and equipment - net                 1,285.7      1,353.3
Goodwill and other intangibles  - net                 356.9        936.3
Net assets of discontinued operations                 349.2        341.7
Long-term investments                                 100.6          2.0
Investment in and loans to associate                      -         88.8
Other long-term assets                                 72.5         81.1
                                                    -------      -------
Total assets                                        2,614.5      3,323.3
                                                    =======      =======

Liabilities and shareholders' equity Current liabilities:
Short-term debt                                       175.9         27.2
Accounts payable                                       77.7         55.5
Other current liabilities                             278.6        214.0
                                                    -------      -------
Total current liabilities                             532.2        296.7

Long-term debt                                        903.7      1,168.4
Deferred revenue                                      146.1        137.4
Deferred income taxes                                  96.8        147.1
Other long-term liabilities                           175.9        127.9
Minority interests                                        -         15.6
                                                    -------      -------
Total liabilities                                   1,854.7      1,893.1
                                                    -------      -------

Convertible redeemable preference shares                  -          4.9

Shareholders' equity                                  759.8      1,425.3
                                                    -------      -------
Total liabilities and shareholders' equity          2,614.5      3,323.3
                                                    =======      =======


ADT LIMITED

Summarized Consolidated Statements of Cash Flows



                                                           1996         1995
   Year ended December 31                                   $m           $m
   ----------------------                                 ------       ------

Cash flows from operating activities
Net (loss) income                                         (695.1)        21.2
Adjustments to reconcile net (loss) income to
  net cash provided by operating activities:
Charge for the impairment of long-lived assets              744.7          -
Depreciation and amortization                               224.8       247.9
Restructuring and other non-recurring charges               217.4        32.7
Interest on ITS Vendor Note                                  (8.9)          -
Liquid Yield Option Notes discount amortization              20.3         9.4
Deferred income taxes                                       (39.5)       18.4
Extraordinary items                                           8.4         9.8
(Gain) loss on disposal of businesses                        (1.7)       36.6
(Gain) loss on disposal of investment in associates          (1.2)        5.1
Gain arising from ownership of investments                  (53.2)       (0.1)
Settlement gain                                             (69.7)          -
Other                                                        (4.9)        4.9
Changes in assets and liabilities                           (32.7)      (48.9)
                                                           ------      ------
Net cash provided by operating activities                   308.7       337.0
                                                           ------      ------
Cash flows from investing activities
Purchase of property, plant and equipment - net            (334.4)     (317.8)
Acquisition of businesses                                   (25.5)      (68.3)
Disposal of businesses                                        3.0       254.8
Purchase of customer contracts                              (34.6)       (0.5)
Purchase of other investments                                (6.8)       (0.4)
Disposal of other investments                                54.1         0.2
Disposal of investment in and loans to associates            15.4         7.8
Other                                                         0.4         5.6
                                                           ------      ------
Net cash utilized by investing activities                  (328.4)     (118.6)
                                                           ------      ------
Cash flows from financing activities
Net receipts (repayments) of short-term debt                 10.9      (103.9)
Repayments of long-term debt                               (209.9)     (216.9)
Repayment of long-term acquisition debt                         -       (39.6)
Proceeds from long-term debt                                 86.8       314.0
Debt refinancing costs                                          -       (12.0)
Purchase of senior subordinated notes                       (24.0)      (33.7)
Proceeds from issue of common shares                          24.7        7.0
Redemption of convertible redeemable preference shares       (4.9)          -
Other                                                        (0.3)       (5.1)
                                                           ------      ------
Net cash utilized by financing activities                  (116.7)      (90.2)
                                                           ------      ------
Effect of currency translation on cash and cash
   equivalents                                                1.4         0.8
                                                           ------      ------
Net (decrease) increase in cash and cash
   equivalents                                             (135.0)      129.0
Cash and cash equivalents at beginning of
     year                                                   350.9       221.9
                                                           ------      ------
Cash and cash equivalents at end of year:
      continuing operations                                 165.7       317.9
      discontinued operations                                50.2        33.0
                                                           ------      ------
                                                            215.9       350.9
                                                           ======      ======